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                                                                    EXHIBIT 10.6

                              DISTRIBUTOR AGREEMENT


THIS DISTRIBUTOR AGREEMENT (the "Agreement") is made and entered into this 12th day of 1998 (the "Effective Date") by and between LCI International Telecom Corp., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business located at 8180 Greensboro Drive, McLean, Virginia 22102 ("LCI") and Juno Online Services, L.P., a limited partnership organized and existing under the laws of the State of Delaware, with its principal place of business located at 120 West 45th Street, New York, NY 10036 ("Juno").

WHEREAS, LCI offers certain local and long-distance telecommunications services identified on Exhibit A attached hereto and incorporated herein (each individually referred to as a "Marketed Service" and cumulatively referred to as the "Marketed Services"); and

WHEREAS, Juno offers an Internet based electronic mail service (the "Juno Network"); and

WHEREAS, Juno and LCI desire to enter into an agreement to facilitate the marketing of Marketed Services and other mutually agreed upon services over the Juno Network;

NOW, THEREFORE, in consideration of the mutual promises contained herein as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Juno and LCI (each individually referred to as a "Party" and cumulatively referred to as the "Parties") agree as follows:

ARTICLE 1 - APPOINTMENT

1.1 APPOINTMENT. In accordance with the terms and subject to the conditions set forth in this Agreement, LCI agrees to offer and Juno agrees to promote, market and sell (through advertising transmitted and displayed on the Juno Network) the Marketed Services and other mutually agreed upon services to individuals and entities that utilize the Juno Network ("Juno Subscribers").

1.2 EXCLUSIVITY. Except as otherwise set forth herein, Juno agrees that it shall market and sell the Marketed Services over the Juno Network on an exclusive basis for the term of this Agreement. Accordingly, Juno agrees that, during the term of this Agreement, it shall not, directly or indirectly, through advertising transmitted and displayed on the Juno Network, represent, sell, market, or promote any Marketed Services or services materially similar thereto to be sold within the United States of America on behalf of any party other than LCI. The foregoing exclusivity obligation with regard to a particular Marketed Service shall be enforceable between the Parties only to the extent that LCI begins marketing that Marketed Service over the Juno Network within six (6) months of when Juno provides LCI with the capability to sell any of the Marketed Services over the Juno Network and that LCI does not cease marketing the Marketed Service over the Juno Network for a period greater than six (6) months once the marketing of that Marketed Service has begun.

1.3 ADDITIONAL SERVICES. If, during the term of the Agreement, LCI desires to market additional telecommunications products or services ("Additional Services") over the Juno Network that are not Marketed Services, then Juno and LCI shall mutually have the right to determine (by the consent of both Parties, which may be given or withheld in each Party's sole discretion) (a) whether those Additional Services shall be marketed over the Juno Network and, if so,
(b) whether such Additional Services shall be subject to advertising and marketing exclusivity. In the event any Additional Services are marketed over the Juno Network, and the Parties agree that such Additional Services shall be subject to advertising and marketing exclusivity equivalent to the exclusivity provisions accorded to Marketed Services hereunder, then they shall, for purposes of this Agreement, thereafter be referred to as Marketed Services, except as otherwise agreed to in writing by the Parties. In the event that Juno elects not to have such Additional Services marketed over the Juno Network, LCI shall in no way be precluded from using other marketing


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media and devices to reach persons who became new subscribers to the Marketed
Services initially via the subscription mechanism authorized by LCI pursuant to
Section 2.5 hereof ("Users") through the Juno Network, and the commission schedule set forth in Article 3 shall not apply to those telecommunications products or services that were not marketed over the Juno Network. Within twenty
(20) business days of Juno's receipt of LCI's written request for the right to market certain Additional Services over the Juno Network, Juno shall provide LCI with a written response detailing whether or not, and on what terms, it would permit the marketing of such Additional Services over the Juno Network (the "Proposal"). LCI shall have twenty (20) business days from receipt of Juno's response to advise Juno whether or not it will accept the terms of the Proposal.

1.4 RIGHT OF FIRST REFUSAL. Prior to entering into an agreement with any third party for the sale or marketing of any Third Party Service (as defined in Section 1.5 below), Juno shall provide LCI a right of first refusal on the same terms and conditions as proposed by the third party and accepted by Juno (contingent only upon LCI's first refusal of same as detailed herein), provided that LCI can provide such service competitively to Juno Subscribers and provided that the terms and conditions as proposed by the third party and accepted by Juno fall within the parameters specified in this Section 1.4. Juno shall advise LCI of the particulars of the proposed Third Party Service in writing and shall allow LCI at least twenty (20) business days to respond if the terms of the Third Party Service would create an exclusive arrangement between the third party and Juno or the value to Juno of selling and/or advertising such Third Party Service will be more than [***] U.S. Dollars ($[****]) in the aggregate.

1.5 THIRD PARTY SERVICE. If Juno permits the marketing of any telecommunications product or service other than Marketed Services over the Juno Network by a third party ("Third Party Service"), Juno shall not transmit or display any advertising, marketing or other messages for such Third Party Service to Users brought to LCI hereunder. Nothing shall prevent the marketing of World Wide Web access or any other computer-based or Internet-based service by Juno to any Juno subscribers, including Users; provided, however, that no such computer-based or Internet-based service shall be materially similar to or replicate a Marketed Service (e.g., long distance voice service over the Internet).

1.6 INDEPENDENT CONTRACTORS. Juno agrees that it shall operate as an independent contractor, and neither it nor its employees, agents, or contractors, shall be deemed to be, or treated as, employees, agents, or franchisees of LCI. Nothing in this Agreement or in the activities contemplated by the Parties pursuant to this Agreement shall be deemed to create an agency, partnership, employment, or joint venture relationship between the Parties. Each Party shall be deemed to be acting solely on its own behalf and, except as expressly stated herein, has no authority to pledge the credit, incur any obligation, or perform any acts, or make any statement on behalf of the other Party. Neither Party shall represent to any person or permit any person to act upon the belief that it has any such authority from the other Party. Neither Party's officers or employees, agents or contractors shall be deemed officers, employees, agents or contractors of the other Party for any purpose. Juno further agrees that its employees and sales agents shall not be treated as employees of LCI for purposes of the Federal Insurance Contribution Act, Social Security Act, the Federal Unemployment Tax Act, Income Tax Withholding or any laws covering employees whatsoever.

1.7 NON-HIRING OR SOLICITATION OF EMPLOYEES. During the term of this Agreement and for a period of two (2) years following termination or expiration of this Agreement, neither Party shall solicit or offer employment to any employee of the other Party who was substantially involved in the relationship between the Parties without the prior written consent of the other Party.

ARTICLE 2 OBLIGATIONS  OF DISTRIBUTOR

2.1 AD DEVELOPMENT. Prior to the anticipated date for beginning to use an advertisement or marketing message to sell Marketed Services on the Juno Network (the "Launch Date" of such advertisement or marketing message), LCI shall submit the content of a proposed marketing message, promotion, sales
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[***] Confidential treatment has been requested for this portion pursuant to
      Rule 406 promulgated under the Securities Act of 1933, as amended.


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campaign and/or solicitation (the "Content") it desires to run over the Juno
Network to Juno for reduction to a creative format compatible with the Juno Network requirements and consistent with the Content. Juno shall also make available to LCI such creative services and consultation as it normally makes available to its major advertisers to aid in the marketing of the Marketed Services. Juno shall submit a full-color version of the proposed final embodiment of the Content (the "Ad") to LCI for approval at least five (5) business days prior to the Launch Date in such hard-copy or electronic form as the Parties may mutually agree upon; provided, however, if LCI submits Content for more than [***] Ads at any one time, Juno shall have such additional time as is reasonably necessary and agreed upon by the Parties to submit the additional Ads to LCI for approval. In the event LCI deems the proposed Ad to be inconsistent with the intended Content, Juno shall revise the Ad to accommodate LCI's Content specifications. All Ads must meet commercially reasonable standards for truthfulness and accuracy. Notwithstanding the foregoing, Juno reserves the right to approve or object to specific Content; provided, however, that Juno shall not unreasonably withhold or delay such approval and further provided that Juno shall provide any objections to any Content within five (5) business days of receipt of same from LCI. Juno acknowledges and agrees that the fact that certain Content might compete with other advertisers on the Juno Network shall not be the basis for Juno rejecting any Content except where transmission of such competitive Content would conflict with Juno's then existing advertising exclusivity obligations and that Juno shall not unreasonably use the review process to preclude LCI from using any particular type of Content. Juno shall not advertise, market or solicit orders for the Marketed Services or any other LCI service, using any format other than that which is expressly agreed to in writing by LCI. JUNO SHALL MAKE NO REPRESENTATIONS OR WARRANTIES RELATING TO THE MARKETED SERVICES EXCEPT AS SET FORTH IN WRITING BY LCI.

2.2 TRANSMISSION AND DISPLAY OF ADS. As soon as is reasonably practicable following receipt of LCI's approval of an Ad (as often as possible, within one
(1) business day), Juno shall schedule such Ad to be transmitted and displayed to Juno Subscribers at such a per-subscriber impression rate during such period (as governed by Section 2.3), and within such targeting constraints, as are established by LCI. No later than the tenth day of every month during the term of this Agreement, Juno shall submit a report to LCI detailing the specific Ads that were run on the Juno Network during the preceding month, the number and key demographic particulars (i.e., age, gender, income and education) of Juno Subscribers who received such Ads, the average number of impressions displayed per Juno Subscriber who received such Ads, the portion of the Allotment (as defined in Section 2.3 below) exhausted during the month in question and that which is remaining, as well as the number and nature of responses to the Ads from Juno Subscribers. Upon request by LCI, Juno shall cease transmitting a particular Ad to Juno Subscribers immediately, and shall expire the display of such Ad as soon as possible for each Juno Subscriber who has already received such Ad prior to such Ad's transmission being ceased.

2.3 IMPRESSIONS. Juno shall allow LCI to target all Juno Subscribers and shall allot Ads at a rate of [****] impressions per Juno Subscriber per year (the "Allotment"); provided, however, that Juno shall have the right to limit transmission of Ads such that no more than [***] of the total of all marketing/advertising messages sent to each Juno Subscriber in any month will be LCI Ads. LCI acknowledges that any individual Juno Subscriber who uses the Juno Network for less than a full year may have displayed to him or her fewer than [***] impressions as a result of same. Notwithstanding the foregoing provisions of this Section 2.3, LCI shall be guaranteed a minimum of [***] impressions to be transmitted and displayed to Juno Subscribers each full year for the first three (3) years of the Agreement.

On the Effective Date of this Agreement and thereafter every [****] days, Juno shall submit to LCI the number of Juno Subscribers who used the Juno Network at least once during the preceding [****] days, the number of Juno Subscribers who received at least one LCI Ad during the preceding [****] days, and the total number of LCI Ad impressions displayed in the preceding [****] days. Juno's obligations under this Agreement shall not apply to users of "private label" and/or international versions of Juno's electronic-mail service (if any) as might be created in the future; provided, however that such

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[***] Confidential treatment has been requested for this portion pursuant to
      Rule 406 promulgated under the Securities Act of 1933, as amended.


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"private label" versions shall not be populated with Juno Subscribers deliberately transferred from the current Juno Network. Juno shall not deploy "private label" versions of Juno's electronic-mail service to divert customers from Juno's electronic-mail service to said "private label" service or otherwise undermine Juno's obligations under this Agreement.

2.4 LETTERS OF AUTHORIZATION. LCI will provide Juno with a Letter of Agency and/or Letter of Authorization (each, a "LOA") and/or such additional or different subscription authorization documents ("Order Forms") to be transmitted and displayed over the Juno Network in connection with certain Ads, as directed by LCI. Except as may be prohibited or restricted by applicable law or regulation, Juno shall ensure that the LOA and Order Forms are disseminated to all Juno Subscribers who receive the Ads with which the LOA and Order Forms are associated in such a way as to provide a convenient method for signing up for the Marketed Services. The LOA and Order Forms, which may be amended by LCI from time to time, shall include specific language required for authorizing the change in a User's primary intraLATA, interLATA, and/or local service carrier to LCI.

2.5 ORDER PROCESSING. No less than once per business day, Juno shall forward to LCI for order processing and via modem in a file format reasonably prescribed by LCI, any completed LOAs and Order Forms it has received from potential Users that day. In the event the laws of a particular jurisdiction prohibit either electronic subscription or electronic transmission of LOAs, Juno and LCI shall work together in good faith to ensure compliance with law(s) while also preserving LCI's ability to sell Marketed Services over the Juno Network in such jurisdiction. Juno acknowledges and agrees that LCI shall have the absolute and discretionary right to accept or reject all orders for Marketed Services, to establish and revise at any time the prices of the Marketed Services, to establish and revise at any time the terms and conditions of offering the Marketed Services (except where such revision would conflict with an obligation of LCI to a User established by LCI when accepting an order for a Marketed Service) and to discontinue offering or selling any Marketed Service, without incurring any liability or obligation to Juno beyond those described in Section 5 of this Agreement, if and to the extent, such terms are applicable.

2.6 QUESTIONNAIRE. LCI shall have the right to include up to two (2) questions relating to telecommunications usage, the text of which is subject to Juno's approval, which approval shall not be unreasonably delayed or denied, in the Juno Subscriber questionnaire as new software versions are released starting with version 2.0 of the Juno software which is currently scheduled for release in the Second Quarter of 1998 or as soon as reasonably practicable. In the interim and until version 2.0 is deployed on the Juno Network, Juno shall use "pop-up" advertisements or other means to pose LCI's questions to Juno Subscribers (the reply to which shall be optional to the Juno subscribers) prior to the release of version 2.0 and shall share the aggregate information so collected with LCI on a timely basis. Such questions shall be for the purpose of identifying and compiling information about Juno Subscribers' telecommunications services usage patterns (e.g. identification of long distance carrier and monthly spending). LCI shall have the ability to target Juno Subscribers based on the response to the questions.

2.7 USE OF LCI SERVICES. Subject to Juno's need for redundant systems and LCI's ability and willingness to offer telecommunications services on a "meet or beat" basis compared to rates, services and quality offered by the carriers currently used by or hereafter made available to Juno, Juno shall, subject to existing contractual obligations, use LCI's local and long distance telecommunications services for voice and data applications during the term of this Agreement as well as any period that LCI is obligated to continue to pay commissions to Juno. Juno shall have the right to evaluate such services and quality using Juno's usual and customary methods for such evaluations. [***] Juno's evaluation of LCI's ability to "meet or beat" its competitors' terms will include an assessment of LCI's technical ability to capture reciprocal compensation payments available to competitive local exchange carriers ("CLECs"), and LCI's ability to factor such payments into its overall pricing of services, as well as any volume discounts offered to Juno by LCI's competitor(s).

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[***] Confidential treatment has been requested for this portion pursuant to
      Rule 406 promulgated under the Securities Act of 1933, as amended.

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2.8 JUNO SUBSCRIBERS. Juno shall, subject to the restrictions set forth in
Juno's service agreement with Juno Subscribers, and by applicable law or regulation, cooperate in providing LCI with information about Juno Subscribers in the aggregate and in delivering to Juno Subscribers suich occasional non-electronic direct mail and/or telemarketing solicitations on LCI's behalf as LCI may choose to undertake; provided, however, that LCI shall bear the costs of any such marketing campaign and Juno shall have the right to approve any such marketing in accordance with Section 2.1 above. Prior to launching each such direct mail and/or telemarketing campaign, LCI and Juno shall test market the intended campaign to a pool of up to [***] Juno Subscribers. LCI and Juno shall cooperate to assess the response of the targeted Juno Subscribers to each test campaign and based upon same, shall (i) mutually agree to move forward with advertising the campaign to additional Juno Subscribers identified by LCI (a "Full Campaign"); (ii) mutually agree to modify the campaign to address any material issues raised by the test and then undertake a Full Campaign; or (iii) drop the campaign. Once initiated, a Full Campaign may not be unilaterally terminated by Juno. Except as expressly provided for herein, nothing in this Agreement shall obligate Juno to undertake any direct mail, telemarketing or similar activities on behalf of LCI. During the term of this Agreement, Juno shall not license, offer, sell, loan or give access to Juno Subscriber lists to any other third party for the purpose of marketing or selling any service materially similar to the Marketed Services.

2.9 BILLING AND COLLECTION OPTIONS AND ADDITIONAL INFORMATION. From time to time, LCI may elect to make available information and/or additional billing and collection options to its Users. In such event, Juno shall make good faith efforts to cooperate with and facilitate LCI's efforts to advise its Users of such information and/or options and, to the extent applicable and technically practical for Juno, sign them up for same. Such cooperation may include, by way of example, sending electronic-mail messages to Users and forwarding the responses of Users to LCI or accommodating such ways for Users to use electronic payment of LCI invoices.

2.10 PARTNER MARKETING. Juno shall encourage and use good faith efforts to facilitate LCI's partnering, cross-promoting, and marketing with other entities that advertise to Juno Subscribers and to introduce LCI to its advertising and marketing partners. Juno will not be under any obligation to negotiate the deals between LCI and the entities and such deals shall not impose any obligation on Juno without its written consent.

2.11 CUSTOMER SERVICE. Juno shall allow, and in some or all Ads, promote the use of electronic mail to enable LCI Users to communicate directly with LCI customer service for the purpose of answering and responding to customer service issues. LCI shall have the sole responsibility for receiving and responding to such communications and, as between LCI and Juno, shall bear all expenses related thereto, except for those related to the transmission of such electronic mail messages.

ARTICLE 3- COMMISSION COMPENSATION

3.1 BILLED REVENUE. During the term of this Agreement, LCI shall pay to Juno a commission based on billed revenue less a percentage related to estimated uncollectibles, unbillables, and local exchange carrier ("LEC") holdbacks ("Percent"), which Percent is currently [***] ("Billed Revenue"). In the event that a "True-Up" (as described in Section 3.2 below) indicates that the then current Percent no longer accurately reflects LCI's actual uncollectibles, unbillables, LEC holdbacks ("Charges"), LCI will, within thirty (30) days of receipt of the True-Up results, adjust the Percent to reflect its actual Charges as indicated by the True-Up.

3.2  TRUE-UP

At least once a year during the term of this Agreement, LCI will perform a "True-Up" to determine if the Percent accurately reflects the actual uncollectibles, unbillables and LEC holdbacks ("Actual Percent") deducted from the revenue collected by LCI for its entire customer base for the prior twelve
(12) month
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[***] Confidential treatment has been requested for this portion pursuant to
      Rule 406 promulgated under the Securities Act of 1933, as amended.

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period. In the event of a discrepancy between the Percent and the Actual
Percent, the Percent will be revised to reflect the Actual Percent for the twelve (12) month period following the True-Up. Notwithstanding the foregoing, LCI's obligation to perform a True-Up in any year of the Agreement is conditioned upon LCI being in receipt of the third-party information necessary to perform such a True-Up.

3.3  COMMISSION GUARANTEE.

(a) Juno will be advanced [***] Dollars ($[****]) against future commissions ("Commission Guarantee"), with payments to be made as follows:

     (i) $[***] paid within ten (10) business days of full execution of this Agreement; and

     (ii)  $[***] paid within ten (10) business days following the first twelve
           (12) month period; and


     (iii) $[***] paid within ten (10) business days following the second twelve month period of this Agreement.

(b) The Commission Guarantee shall be earned as follows:

         [***] percent ([****]%) of the Billed Revenue shall be acknowledged as being earned commission and shall be deducted from the Commission Guarantee detailed in Section 3.3 (a) until same is exhausted. However, Juno will keep [***] percent ([****]%) of the Commission Guarantee regardless of whether the Commission Guarantee is fully earned over the course of this Agreement, except as otherwise provided in this Agreement.

3.4 FUTURE COMMISSIONS/COMMISSION TAIL. At the point when the Commission Guarantee or the portion paid to date has been fully earned by Juno as described in Section 3.3 (b) above, LCI shall begin paying Juno a monthly commission of [***] of the Billed Revenue of Users. LCI shall also pay a residual commission of [***] percent, respectively, during the three-year period immediately following expiration or termination of this Agreement (the "Commission Tail").

3.5 PAYMENT. Commissions payable pursuant to Section 3.4 will be paid by LCI within forty-five (45) days following the end of the month in which the Billed Revenue is billed. Within twenty-one (21) days following the end of each month, LCI shall deliver to Juno a report that provides actual (or, if actual is unavailable, estimated) information concerning (i) the gross revenue by ANI and the Percent for such month, plus, if available, data concerning the actual unbillable, uncollectible and LEC holdback amounts for such period; and (ii) such other information available to LCI as Juno may reasonably request in order to permit Juno to confirm the calculation of commissions due under this Agreement.

3.6 EXCLUDED ACCOUNTS. Juno acknowledges and agrees that no commission shall be paid on existing LCI accounts, new accounts that contact LCI directly, accounts that LCI contacts to subscribe to LCI services through means other than advertising in connection with Juno, or accounts that were, at any time in the thirty (30) days preceding their subscription via an LOA or Order Form hereunder, an existing LCI account.

ARTICLE 4 - INTELLECTUAL PROPERTY

4.1 (A) JUNO INTELLECTUAL PROPERTY. LCI acknowledges and agrees that, as between LCI and Juno, Juno is the owner of all right, title, and interest in and to (i) the Juno Network (including, without limitation, any related materials, computer software programs and related documentation, and any new services, upgrades, enhancements, new releases, or new versions thereof that Juno may release), (ii) the name "Juno", the "Juno" logo, and any other names, trademarks, trade names, service marks or service names used by it in connection therewith, and (iii) any and all copyright, trade secret, patent or other intellectual property
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[***] Confidential treatment has been requested for this portion pursuant to
      Rule 406 promulgated under the Securities Act of 1933, as amended.

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rights appurtenant to the foregoing (collectively "Juno Intellectual Property").
Except as otherwise expressly set forth in this Agreement, Juno does not give
LCI any additional rights in, and as between Juno and LCI (and except as otherwise set forth in this Article 4. and Article 6 of this Agreement), Juno shall retain ownership of the Juno Intellectual Property and any software, know-how, technology or other intellectual property used in connection with operation of the Juno Network.

        4.1 (B) LCI INTELLECTUAL PROPERTY. Juno acknowledges and agrees that LCI is the owner of all right, title, and interest in and to the name "LCI,", the "LCI" logo, and any other names, trademarks, trade names, service marks or service names used by it in connection therewith, and any and all copyright, trade secret, patent or other intellectual property rights appurtenant to the foregoing (collectively "LCI Intellectual Property"). This Agreement does not give Juno any rights in, and as between Juno and LCI, LCI shall retain ownership of the LCI Intellectual Property as well as any software, know-how, technology or other intellectual property appurtenant to or used in connection with, the LCI Intellectual Property.

4.2 WORK MADE FOR HIRE/LIMITED LICENSE. As specified in Section 2.1 of this Agreement, it is expected that LCI will provide to Juno certain Content so that Juno may assist in reducing such Content to a creative format, and that Juno will make available to LCI such creative services and consultation as Juno normally makes available to major advertisers. Whenever Juno assists in the development of such Content, or provides such creative services, the tangible product of such assistance (including, but not limited to, text, graphics, logos (other than the "Juno" logo), language, photographs or other images used in such Ads ("LCI Graphical Images") shall, to the extent permitted under the United States Copyright Act, be deemed to be "works made for hire" and the exclusive property of LCI, with all copyright, trademark, tradename, trade secret, patent and all other intelletual property rights appurtenant thereto vested in and assignable by LCI. Notwithstanding the foregoing, Juno shall have an ongoing right to utilize any of the technical processes it created or developed in the course of creating the LCI Graphical Images. Futher, in consideration of a One Dollar ($1.00) license fee, the receipt and sufficiency of which is hereby acknowledged, Juno hereby grants LCI a perpetual, non-exclusive, non-transferable (except to an Affiliate or successor in interest of LCI) license to use the Juno Intellectual Property embedded in the Ads themselves (the "Ad Code") in order to allow LCI to use and distribute its Ads. In the event this Agreement is terminated for any of the causes listed in 5.5 (a) -
(g), Juno shall deliver to LCI one copy of the source code to the Ad Code.

4.3 TRANSFER. In the event that, notwithstanding Sections 4.1 and 4.2, either Party shall acquire any right in the other Party's Intellectual Property, said Party shall, without charge, immediately convey all such acquired rights to the proper Party (the "Owner) or its designee and shall execute and deliver to the Owner or its designee written evidence of such transfer in such form as is reasonably required by the Owner.

4.4 EMPLOYEE COMPLIANCE. Each Party shall take reasonable steps necessary to ensure that its employees, agents and subcontractors are aware of this Article and to obtain their agreement to comply with same.

ARTICLE 5 - TERM, TERMINATION AND CONSEQUENCES OF TERMINATION

5.1 TERM. The term of this Agreement shall begin on the Effective Date and terminate [***] years later, unless terminated earlier by either Party as provided herein.

5.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement if the other Party is in material breach of any of its obligations hereunder and fails to cure such material breach within thirty (30) business days of receiving written notice of such breach. Neither Party shall contrive to create or cause a material breach by the other Party.

5.3 TERMINATION FOR CONVENIENCE. Either Party may terminate this Agreement for convenience upon ninety (90) days' prior written notice to the other Party.
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[***] Confidential treatment has been requested for this portion pursuant to
      Rule 406 promulgated under the Securities Act of 1933, as amended.


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5.4  TERMINATION REMEDIES.

(a) If Juno terminates this Agreement due to LCI's material breach (including, without limitation, persistent or chronic outages on the LCI network, lack of compliance with FCC regulations or other applicable law or regulation that affects LCI's or Juno's ability to sell or market Marketed Services (except for any law or regulation addressing the validity of electronic LOAs and/or Order Forms, which instances shall be governed by
Section 14.11 of this Agreement), or persistent or chronic inability to provide Marketed Services to Users, but not including the failure by LCI to make any commission payment hereunder which is subject to a good faith dispute), material breach of any representation, warranty, covenant or commitment of LCI made herein, or any of the causes listed in Sections 5.5(a) -(g) below, or if LCI terminates for convenience, (i) LCI shall pay to Juno, within [****] days following such termination, all previously unpaid installments of the Commission Guarantee and (ii) for the first [****] months following such termination, Juno shall continue to receive the [***] commission on Billed Revenue (to the extent such commission payments are payable as set forth in Section 3.4) . Following said [****]month period, Juno will receive the residual Commission Tail over the subsequent [****] year period as set forth in Section 3.3.

(b) If LCI terminates the Agreement due to Juno's material breach, (including, without limitation, persistent or chronic Juno Network outages (except where outages are due to outages of telecommunications services supplied to Juno by
LCI), or persistent or chronic inability to target Juno Subscribers based on those subscribers' member profile information, or persistent or chronic inability to send LCI Ads over the Juno Network to Juno Subscribers who use the Juno Network, inability to send LOA and/or order information electronically except where such inability is due to restrictions imposed by applicable law or regulation (which instances shall be governed by Section 14.11 of this Agreement), or display of advertising from LCI competitors for Marketed Services in contravention of the terms of this Agreement), material breach of any representation, warranty, covenant or commitment of Juno made herein, any of the causes listed in 5.5 (a) - (g) below), or if Juno terminates this Agreement for convenience, then:

(1) LCI shall be entitled to repayment of all paid installments (or portions thereof, as applicable) of the Commission Guarantee which Juno has not earned as of the date of termination and shall no longer be obligated to pay any unpaid portion of the Commission Guarantee except that Juno shall have the right to retain any commissions that have been earned by Juno as of the date of termination (including, without limitation, Commission Tail payments paid or due and payable as of the date of termination to Juno under Section 3.3), and LCI shall pay to Juno upon termination any such amounts that have been earned by, but not paid to, Juno. Additionally, LCI shall not be obligated to pay any continuing commissions based on the usage of Marketed Services by Users following such a termination, and Juno shall not solicit any User following termination of the Agreement for the purpose of selling any Marketed Services for a period of twelve (12) months from the date of termination.

(2) If, within twelve (12) months of termination of this Agreement pursuant to 5.4(b)(1), Juno enters into a substantially comparable business arrangement with any other telecommunications services provider for the purpose of directly or indirectly selling any Marketed Service or materially similar service to Juno Subscribers (a "Conflict"), then Juno shall (i) pay LCI [***] prior to the effective date of such Conflict, and (ii) Juno shall forfeit all future compensation due from LCI pursuant to this Agreement.

5.5 INSOLVENCY AND OTHER TERMINATION GROUNDS. Either Party may terminate this Agreement immediately at any time by written notice to the other Party if any of the following occurs:

(a)  The other Party ceases to do business as a going concern;
------------------------------------
[***] Confidential treatment has been requested for this portion pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

(b) The other Party makes a general assignment for the benefit of creditors;

(c) The other Party is unable, or admits in writing to its inability, to pay its debts as they become due;

(d) The other Party is adjudicated to be insolvent, bankrupt, or is in receivership;

(e) The other Party authorizes, applies for, or consents to the appointment of a trustee or liquidator for the sale, transfer, or assignment of all or a substantial portion of its assets, or has proceedings seeking such appointment commenced against it which are not terminated within ninety (90) days of such commencement;

(f) The other Party files a voluntary petition under any bankruptcy or insolvency law or files a voluntary petition under the reorganization or arrangement provisions of the laws of the United States of America pertaining to bankruptcy or any similar law of any jurisdiction or has proceedings under any such law instituted against it which are not terminated within ninety (90) days of such commencement; or

(g) The other Party has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by an creditor or governmental agency without such levy, seizure, assignment or sale being released, lifted, reversed or satisfied within thirty (30) days.

5.6 SECURED CREDITOR. In the event LCI terminates this Agreement due to any one of the causes listed in Subsections 5.5 (a)-(g) above, Juno hereby acknowledges LCI's standing as a secured creditor with respect to that portion of the Commission Guarantee which has been paid out by LCI but not yet earned by Juno as of the date of termination. Juno further agrees to exert best efforts to secure LCI's standing as a secured creditor in the course of any proceeding related to any of the events listed in Subsections 5.5 (a)-(g).

ARTICLE 6 - CONFIDENTIALITY

6.1 NON-DISCLOSURE AGREEMENT. Prior to entering into this Agreement, the Parties executed a Non-Disclosure Agreement (the "Non-Disclosure Agreement") incorporated into this Agreement and attached hereto as Exhibit C.

6.2 CONFIDENTIAL INFORMATION. The Parties re-affirm their respective obligations under the Non-Disclosure Agreement, as modified by this Section 6. Juno acknowledges that, to effectively fulfill its obligations hereunder, it will be necessary or desirable for LCI to disclose to Juno confidential and proprietary information pertaining to LCI's past, current, future and proposed business activities. It is further recognized that Juno may develop material and information, including, but not limited to, Ads, which LCI will wish to maintain as confidential and proprietary. Accordingly, Juno agrees to treat as "Confidential Information" under the Non-Disclosure Agreement all information obtained by Juno either directly or indirectly from LCI as well as information and materials developed or created by Juno for LCI as a result of its obligations hereunder ("Confidential Information"), provided that such Confidential Information satisfies the provisions of Section 1.1 of the Non-Disclosure Agreement.

6.3 MODIFICATION OF NON-DISCLOSURE AGREEMENT. The Parties agree to modify the provisions of Section 2.2 of the Non-Disclosure Agreement by deleting the phrase "two (2) years" appearing in the clause (ii) thereof, and inserting in lieu of the phrase "five (5) years."

6.4 RETURN OF CONFIDENTIAL INFORMATION. Juno further agrees that all Confidential Information disclosed to Juno under this Agreement in tangible form and/or developed by Juno for LCI hereunder shall be and remain the property of LCI. All such Confidential Information, including, but not limited to, Content, Ads, and Ads under development, shall be returned to LCI promptly upon LCI's request and shall not thereafter be retained, modified, sold, assigned or revised in any form by Juno.

 ARTICLE 7 - TRADEMARKS AND TRADENAMES

Juno shall market and sell the Marketed Services under the trademarks, tradenames, service marks and service names of LCI and/or its Affiliates only as approved in writing in advance by LCI. Juno and its Affiliates shall not use, in its business, trade or corporate name the name "LCI," the LCI trademark or service mark of LCI or any LCI Affiliate, or any LCI or LCI Affiliate's symbol, registered mark or other intellectual property without the prior, express and written consent of LCI. Juno shall actively and promptly enforce the requirements of this Section against any misuse or infringement. In addition, upon reasonable request from LCI, Juno shall promptly cooperate with LCI in connection with having any Juno Affiliate or Juno Subscriber discontinue any unauthorized use of LCI's or LCI's Affiliates' trademarks or tradenames, including, without limitation, unauthorized use of any LCI registered mark on the Internet. For purposes of this Agreement, an "Affiliate" of a Party shall mean, with respect to any Party, any natural person, group of persons or firm, corporation, joint venture, partnership, association, trust or other person which controls, is controlled by, or is under common control with the Party; a natural person, group of persons or entity which controls an Affiliate under the foregoing shall also be deemed to be an Affiliate. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of any such entity whether through the ownership of voting securities, by contract or otherwise.

LCI shall use the trademarks, trade names, service marks and service names of Juno only as approved in wiring in advance by Juno. LCI and its Affiliates shall not use, in its business, trade or corporate name the name "Juno," the Juno trademark or service mark of Juno or any Juno Affiliate, or any Juno or Juno Affiliate's symbol or registered mark without the prior, express and written consent of Juno.

 ARTICLE 8 - WARRANTIES AND COVENANTS

8.1 GOOD STANDING. Each Party represents, warrants, covenants and agrees that it has and shall retain the right to perform all of its obligations and responsibilities as contemplated herein, and that it is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms.

8.2 ELIGIBILITY REQUIREMENTS. Juno represents, warrants, covenants and agrees that it shall sell the Marketed Services only to those Juno Subscribers who meet all eligibility requirements determined by LCI (in accordance with LCI's applicable state and federal tariffs (the "Tariffs")), provided that such eligibility requirements are specified to Juno by LCI. Further, throughout the term hereof, Juno shall use good faith efforts to ensure that the Marketed Services sold by Juno are offered in accordance with the rates, term and conditions set forth in any Tariffs of which Juno is notified by LCI and that all sales representations and activities remain in full compliance with all applicable laws, regulations and orders of any court or regulatory agency.

8.3 MARKETING METHODS. Juno represents, warrants, covenants and agrees that it shall not use any means of marketing and selling the Marketed Services that is not approved by LCI.

8.4 IMPROPER ACTIVITIES. Each Party represents, warrants, covenants and agrees that it shall notify the other Party in writing within five (5) business days if it becomes aware of any material actual or threatened investigation or litigation of its own sales or marketing activities by any federal, state, or local governmental body or agency or becomes subject to or enters into any consent decree, judgment, injunction, restraining order, settlement agreement, or agreement or order relating to the conduct of its marketing or sale of Marketed Services.

8.5 COMPLIANCE WITH LAWS. Each Party represents, warrants, covenants and agrees that all work rendered by it in connection with this Agreement shall be designed, produced, installed, furnished and in all respects provided and maintained in conformance and compliance with applicable federal, state and local laws, administrative and regulatory requirements and any other authorities having jurisdiction over the subject matter of this Agreement. Each Party further represents, warrants, covenants and agrees that it shall be responsible for applying for, obtaining and maintaining, at its expense, all registrations and certifications which may be required by such authorities and shall provide evidence of same to the other Party upon the other Party's written request.

8.6 PERFORMANCE SPECIFICATIONS. Juno represents, warrants, covenants and agrees that it shall at all times comply with the Performance Specifications attached hereto and incorporated herein as Exhibit B.

8.7 INTELLECTUAL PROPERTY. Juno represents, warrants, covenants and agrees that the Juno Network and its applications shall not knowingly infringe upon the rights of others, including, but not limited to, trademarks, copyrights, patents and any other intellectual property rights. LCI hereby represents and warrants to Juno and covenants and agrees that (i) the use, reproduction, or distribution of the Ads approved by LCI for transmission to Juno Subscribers via the Juno Network shall not knowingly violate any civil or criminal laws or any rights of any third parties, including, but not limited to, such violation as infringement or misappropriation of any copyright, patent, trademark, tradesecret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person.

8.8 QUALITY. Each Party represents, warrants, covenants and agrees that its work hereunder shall be of a professional quality consistent with the customary standards in the industry and that it shall be performed in a professional and timely fashion.

8.9 NO TAINT. Juno represents, warrants, covenants and agrees that Juno shall not knowingly permit the Juno Network to be tainted by any computer "viruses" or instructions, the purpose of which is to disrupt, damage or interfere with a User's or LCI's use of its computers, and/or telecommunications facilities and/or the Juno Network.

8.10 YEAR 2000. Juno represents, warrants, covenants and agrees that the software and systems utilized to operate the Juno Network and fulfill its obligations hereunder shall not incur or cause errors or defects as a result of the century date change in the year 2000.

8.12 CAPABILITY. Juno represents, warrants, covenants and agrees that it has the authority and capability to commit to fulfilling this Agreement, including, without limitation electronically sending LCI advertising to all Juno Subscribers who use the Juno Network during the term of this Agreement (except as otherwise provided in Section 2.3 above), targeting specific subscriber segments based on demographic information provided in Juno Subscribers' member profiles, and accepting and delivering (subject to legal requirements), in a compatible file format, an electronic LOA or order documentation needed to subscribe to and/or purchase the Marketed Services.

ARTICLE 9 - AUDIT

Once per year, for the term of this Agreement and for a period of three (3) years thereafter, each Party shall have the right in its sole discretion, by itself or through any nationally-recognized certified public accountant of its choice, to examine and audit all or part of the records, documents and materials in the possession or under the control of the other Party (subject to any applicable contractual obligation with respect to documents belonging to third parties) that relate to the performance of the other Party's obligations under this Agreement, including, but not limited to, those records addressing the transmission and display of Ads to Juno Subscribers, use of the Allotment, availability and performance of the Juno Network, Juno's compliance with its performance obligations hereunder, provision of Marketed Services to Users, and accuracy of LCI's estimates of Charges. In the event that an audit reveals a discrepancy between the amount of Allotment debited due to LCI's usage and the amount actually used and/or the number of impressions actually displayed to Juno Subscribers in a year, Juno shall immediately rectify the error and credit LCI for same. In the event that such discrepancy is greater than five percent (5%), Juno shall pay for the reasonable and necessary costs of the audit. In the event an audit reveals variances in excess of one-half of one percent (.5%) of the commission payments made by LCI hereunder, Juno shall promptly reimburse LCI the difference between the amount paid by LCI and the proper commission. In the event that an audit reveals a discrepancy between any amount owed to Juno by LCI under this Agreement and the amount actually paid to Juno by LCI under this Agreement, LCI shall immediately reimburse Juno for the difference. In the event that the discrepancy is greater than five percent (5%), LCI shall pay for the reasonable and necessary costs of the audit.

 ARTICLE 10 - INDEMNIFICATION

10.1 INDEMNIFICATION BY LCI. LCI shall indemnify, defend and hold harmless Juno, its Affiliates, employees, directors, officers, agents and contractors from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred as a result of:

(a) claims for intellectual property infringement relating to the Content of LCI Ads and/or the provision of Marketed Services by LCI;

(b) claims for damage to property and/or personal injuries (including death) arising out of the negligence or willful act or omission of LCI;

(c) LCI's breach of any warranties and/or failure to perform any obligations hereunder.

10.2 INDEMNIFICATION BY JUNO. Juno shall indemnify, defend and hold harmless LCI, its Affiliates, employees, directors, officers, agents and contractors from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred as a result of:

(a) claims for intellectual property infringement relating to the operation of the Juno Network;

(b) claims for damages to property and/or personal injuries (including death) arising out of the negligence or willful act or omission of Juno;

(c) Juno's breach of any warranties and/or the failure to perform any obligations hereunder.

10.3 NOTICE. Upon the assertion of any claim or the commencement of any suit or proceeding against an indemnified Party by any third party that may give rise to liability of the indemnifying Party hereunder, the indemnified Party shall give prompt notice to the indemnifying Party of the existence of such claim (unless failure to give prompt notice shall not materially prejudice the indemnifying Party's rights) and shall give the indemnifying Party reasonable opportunity to defend and/or settle the claim at its own expense and with counsel of its own choosing. The indemnified Party shall reasonably cooperate with the indemnifying Party, shall at all times have the right to fully participate in such defense at its own expense, and shall not be obligated, against its consent, to participate in any settlement which it reasonably believes would have an adverse effect on its business.

10.4 INTELLECTUAL PROPERTY INFRINGEMENT. In the event the Juno Network becomes the subject of a claim of intellectual property infringement and an injunction is consequently granted by a court of competent jurisdiction by request of a third party such that LCI's full use and enjoyment of its Allotment and/or rights under this Agreement are materially restricted, Juno, shall, at its expense, (a) immediately procure for LCI the right to continue using the Allotment, or, if that cure is not made available to Juno on commercially reasonable terms following exertion of its reasonable efforts; (b) replace or modify the infringing item so as to make it non-infringing; provided, however, that the specifications set forth in this Agreement shall not be materially compromised. In the event neither (a) nor (b) above may be accomplished by Juno despite the exertion of reasonable efforts, such development shall be deemed to be a material breach of this Agreement by Juno and LCI shall have the right to terminate this Agreement.

ARTICLE 11 - LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST REVENUES, LOST SAVINGS OR HARM TO BUSINESS), REGARDLESS OF THE FORESEEABILITY THEREOF. THE FOREGOING LIMITATION SHALL NOT APPLY TO CLAIMS FOR INTELLECTUAL PROPERTY INFRINGEMENT.

ARTICLE 12 - NOTICES

Any notices, notifications, or other communications required or permitted under this Agreement shall be in writing and delivered by certified mail, return receipt requested, or overnight express mail service, delivery confirmation requested, to the persons whose names and business addresses appear below and such notice shall be deemed received on the date of actual delivery or refusal thereof by the receiving Party.

         If to LCI:          Senior Vice President of Consumer Sales
                             LCI International Telecom Corp.
                             8180 Greensboro Drive
                             McLean, Virginia 22102


         With a copy to:     LCI International Telecom Corp.
                             8180 Greensboro Drive
                             McLean, Virginia 22102
                             Attn: General Counsel

         If to Juno:         Juno Online Services, L.P.
                             120 West 45th Street
                             15th Floor
                             New York, NY 10036
                             Attn: President


         With a copy to:     Juno Online Services, L.P.
                             120 West 45th Street
                             15th Floor
                             New York, NY 10036
                             Attn: Legal Department

Each Party may change its address for notices by delivery of written notice to the other Party.

ARTICLE 13 -  ARBITRATION

Any dispute arising between Juno and LCI in connection with this Agreement, which is not settled to the mutual satisfaction of LCI and Juno within thirty
(30) days (or such longer period as may be mutually agreed upon) from the date that either Party informs the other in writing that such dispute or disagreement exists, shall be resolved by arbitration conducted in Washington, D.C. in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect on the date that such notice is given. The decision of the arbitrators shall be final and binding upon the Parties and judgment may be obtained thereon by either Party in a court of competent jurisdiction. Each Party shall bear the costs of preparing and presenting its case. The cost of arbitration, including the fees and expenses of the arbitrator, will be shared equally by the Parties unless the award otherwise provides. Notwithstanding the foregoing, either Party may bring an action in a court of competent jurisdiction to avoid, based on a well-founded belief, the expiration of any applicable statute of limitations period applicable to a particular, non-frivolous claim; provided, however, that once initiated, such claim proceeding shall be immediately stayed via a Motion to Stay Pending Arbitration or its equivalent so as not to undercut or otherwise potentially compromise any pending or anticipated arbitration proceeding.

ARTICLE 14 - MISCELLANEOUS

14.1 NO THIRD PARTY BENEFICIARIES. The Parties agree that the obligations of each Party arising under (or relating to) this Agreement shall be without recourse to any Affiliate of said Party and any successor to any such Affiliate, and no such Affiliate or successor shall have any liability in such capacity under this Agreement, except to the extent the obligations of this Agreement are expressly assigned to any such Affiliate or successor. Except as otherwise expressly stated herein, this Agreement confers no rights of any kind upon any third party.

14.2 ASSIGNMENT AND/OR DELEGATION. Neither Party shall assign or delegate its rights hereunder without the prior written consent of the other Party, except that either Party may assign its rights hereunder to an Affiliate.
This Agreement shall be binding on successors and assigns of the Parties.

14.3 NO WAIVER. A failure or delay in exercising any right in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right will not be presumed to preclude any subsequent or further exercise of that right or the exercise of any other right. Any modification or waiver of any provision of this Agreement shall not be effective unless made in writing. Any such waiver shall be effective only in the specific instance and for the purpose given.

14.4 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the Parties and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof. No subsequent agreement among the Parties concerning the Service shall be effective or binding unless it is made in writing by authorized representatives of the Parties.

14.5 SEVERABILITY. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

14.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws in force in the State of New York, without regard to its conflict of laws provisions.

14.7 NO PUBLICITY WITHOUT APPROVAL. Neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or its content without obtaining the prior written approval of the other Party. Both Parties agree to prepare and issue not fewer than one news release, the content of which shall be subject to the approval of both Parties (such approval not to be unreasonably delayed or withheld) within thirty (30) days of execution of this Agreement.

14.8 FREEDOM TO ACCEPT INVESTMENT. Nothing in this Agreement shall restrict either Party's ability to enter into a merger or acquisition transaction during the term of this Agreement (including by means of a purchase of all or a substantial portion of a Party's assets), or to enter into a sale by a Party or its equityholders of an equity interest in said Party, or to engage in any form of capital-raising activity. In the event Juno enters into any such merger, acquisition, sale or other arrangement pursuant to which twenty percent (20%) or more of Juno's assets and/or voting shares are controlled by a competitor of LCI's (a "Competitive Transaction"), LCI, in its sole discretion, shall be entitled to repayment of all paid installments (or portions thereof, as applicable) of the Commission Guarantee which Juno has not earned as of the date of termination and shall be relieved of its obligation to pay any unpaid portion of the

Commission Guarantee; provided, however, that Juno shall have the right to retain any commissions that have been earned by Juno as of the date of the Competitive Transaction (including, if applicable, any Commission Tail payments due and payable as of said date). For purposes of this Section, a "competitor" of LCI shall be any person or entity which, during the most recently concluded fiscal year for which audited financial statements are available, derived more than fifty percent (50%) of its revenues from the provision of Marketed Services, as such term is defined herein.

14.9 OTHER DISTRIBUTORS. LCI hereby explicitly reserves the right, during the term of this Agreement, at any time and for any reason, to retain other distributors in addition to Juno to promote and sell the Marketed Services and to enter into marketing and promotional arrangements with any third party.

14.10 HEADINGS. The Article and Section headings contained herein are for convenience only and shall not be deemed to limit or otherwise affect any of the provisions hereof.

14.11 FORCE MAJEURE. In the event an act of God, fire, strike, war, insurrection, riot, law, regulation or ruling makes it impossible for a Party to perform hereunder (a "Force Majeure"), the Party prevented from performing hereunder by such Force Majeure shall immediately notify the other Party in writing of the imposition of the Force Majeure. In the event (i) the Force Majeure isn't eliminated or removed within ten (10) days of its onset, or, (ii) notwithstanding the foregoing, legislation is passed by any governmental body which makes electronic LOAs and/or Order Forms invalid and/or non-binding upon the consumer/"signer" and/or in the event a federal ruling, regulation or law is imposed, the effect of which will impose material additional costs on LCI thereby (in LCI's reasonable opinion) making it burdensome for LCI to market and sell Marketed Services via advertising and/or fulfillment over the Juno Network, and the Parties, after ten (10) days of negotiating in good faith to agree upon an accommodation that will achieve the intentions of this Agreement without imposing material additional costs upon either Party and satisfy applicable law, have failed to reach agreement about how to do so; either Party may terminate this Agreement. In the event of termination by LCI hereunder due to the imposition of legislation by a governmental body which makes electronic LOAs and/or Order Forms invalid and/or non-binding upon the consumer/signer, LCI shall be obligated to make the payments specified in Section 5.4 (a) of this Agreement, except that LCI shall be relieved from a paying a percentage of the Commission Guarantee, which percentage shall be derived by identifying the percentage of Juno Subscribers that LCI and Juno are precluded from subscribing via electronic LOAs and/or Order Forms. For instance, in the event a particular state passes such legislation and five percent (5%) of Juno Subscribers are located in such state, Juno shall refund to LCI any paid but unearned portion of five percent (5%) of the Commission Guarantee and LCI shall be relieved of its obligation to pay five percent (5%) of any unpaid portion of the Commission Guarantee. Juno hereby acknowledges and agrees that (i) if legislation is passed by any federal legislative body such that no Juno Subscriber may subscribe to Marketed Services via electronic LOAs and or Order Forms, and/or (ii) in the event a federal ruling, regulation or law is imposed, the effect of which will impose additional costs on LCI thereby (in LCI's reasonable opinion) making it burdensome for LCI to market and sell Marketed Services via advertising and/or fulfillment over the Juno Network, Juno shall refund to LCI, and LCI shall be relieved from paying, one hundred percent (100%) of the Commission Guarantee. In the event of any other termination under this Force Majeure provision, LCI shall be entitled to repayment of all paid installments of the Commission Guarantee which Juno has not earned as of the date of termination and shall be relieved of its obligation to pay any unpaid portion of the Commission Guarantee; provided, however, that Juno shall have the right to retain any commissions that have been earned by Juno as of the date of the termination (including, if applicable, any Commission Tail payments due and payable as of said date).

14.12 SURVIVAL. All provisions of this Agreement which by their nature must survive termination in order to achieve their fundamental purposes, including but not limited to, those addressing warranties, confidential information, termination, intellectual property, limitations of liability, indemnification, governing law, arbitration and audits shall survive any termination of this Agreement.

14.13 REMEDIES. The remedies under this Agreement shall be cumulative and not exclusive, and the election of one remedy shall not preclude pursuit of any other remedies.

14.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

14.15 JOINT PRODUCT. The Parties have jointly participated in the negotiations and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring one Party by virtue of authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.



LCI INTERNATIONAL TELECOM CORP.

By:               /S/ JOHN TAYLOR                             Date: 3/12/98
                  -------------------------------
                  John Taylor
                  Senior Vice President




JUNO ONLINE SERVICES, L.P.

By:               /S/ CHARLES ARDAI                  Date: 3/2/98
                  -------------------------------
                  Charles Ardai
                  President

EXHIBIT A
MARKETED SERVICES

The Marketed Services shall include the following LCI telecommunications services:

1) Long Distance Telephone Services (including 1+ consumer and business, domestic and international

2) Calling Cards (including prepaid and stand alone cards)

3) Casual Calling (including 10432 or any other CICs)

4)  Collect Calling

5) Local Telephone Services

6)  800 Service (including Home 800)

All Marketed Services and rates will be provided in accordance with LCI's tariffs and are subject to change at any time.

EXHIBIT B
PERFORMANCE SPECIFICATIONS

1. Order Accuracy

All LOAs and Order Forms submitted by Juno pursuant to Section 2.5 of the Agreement shall be accurate and error-free. In no event shall the number of Order Forms and LOAs in error in any given month exceed five percent (5%) of the total number of all Order Forms and LOAs submitted in that month. Juno shall immediately rectify any errors noted on LOAs and/or Order Forms.

2. Order Dropout

Juno shall submit all of the LOAs and Order Forms it receives to LCI.

3. Network Uptime and Availability.

Juno shall provide access to its service on a level which is reasonable and customary within the industry for nationally recognized providers of dial-up e-mail services. Juno will take commercially reasonable steps to ensure that such access is provided at all times in a workmanlike manner and to eliminate any downtime. Juno intends that, subject to required maintenance, such services will be available to end users 24 hours per day seven days per week, but makes no warrantees or guarantees with respect thereto. Juno will make reasonable efforts to ensure that prolonged system-wide service outages, which are defined as periods of 24 hours or longer during which no Juno subscriber is able to connect to Juno's central computers, do not occur more than 3 times in any calendar year, not counting prolonged system-wide service outages that are the result of an act of God or other Force Majeure.

4. Response to LOAs.

Juno and LCI shall work together to send a confirmatory e-mail to each Subscriber who transmits an electronic LOA within two days of receiving such electronic LOA.

EXHIBIT C

NON-DISCLOSURE AGREEMENT

AGREEMENT, dated as of the date set forth last below (this "Agreement"), between the undersigned counterparty (the "Counterparty") and Juno Online Services, L.P. ("Juno").

In consideration for the mutual agreements contained herein and the other provisions of this Agreement, the parties hereto agree as follows:

                        SCOPE OF CONFIDENTIAL INFORMATION

         1.1 "Confidential Information" means, subject to the other provisions of this Section: (i) all information disclosed by one party hereto to the other party hereto that is described in Schedule A under "Description of Confidential
Information: if (A) for written and other tangible information, the information is marked as confidential or proprietary or (B) for oral information, the information is contained or set forth in reasonable detail in writing (marked as confidential or proprietary) and provided to Recipient no later than 15 calendar days after disclosure. Confidential Information may relate to the activities or property of a party disclosing information hereunder ("Discloser") or any of the Discloser's partners, directors, officers, employees, agents, representatives or affiliated entities (collectively, "Associated Persons"); and (ii) any written material prepared by a party receiving information hereunder ("Recipient") or Recipient's Associated persons containing other Confidential Information.

         1.2 "Confidential Information" does not include information that: (i) was available to Recipient (free of any confidentiality obligation in favor of Discloser known to Recipient at the time of disclosure) prior to Disclosure of such information by Discloser to Recipient; (ii) is made available to recipient from a third party not known by Recipient (at the time of such availability) to be subject to a confidentiality obligation in favor of Discloser; (iii) is made available to third parties by Discloser without restriction on the disclosure of such information; (iv) is or becomes available to the public on or after the date of this Agreement (other than as a result of disclosure by Recipient or its Associated Persons prohibited by this Agreement); (v) is disclosed to Recipient on or after the Termination Date; or (vi) is developed independently by Recipient or its Associated Persons.

                 USE AND DISCLOSURE OF CONFIDENTIAL INFORMATION

         2.1 Recipient agrees: (i) to preserve the confidentiality of Confidential Information; (ii) to disclose Confidential Information to, and to permit the use of Confidential Information by, only Recipient and such of Recipient's Associated Persons who are (or would be) involved in the contemplated business relationship between the parties, who are consulted in connection with the contemplated business relationship between the parties or who Recipient determines otherwise need to know such information; and (iii) to use reasonable care to maintain the confidentiality of Confidential Information, provided that such care shall be at least as great as the precautions taken by Recipient to protect its own Confidential Information.

         2.2 Notwithstanding anything to the contrary herein, recipient is free to make (and this Agreement does not restrict) (i) disclosure of any Confidential Information in a judicial, legislative or administrative investigation or proceeding or to a governmental or other regulatory agency; provided that, to the extent permitted by, and practical under, the circumstances, Recipient provides to Discloser (A) prior notice of the intended disclosure or (B) if prior notice is not permitted or practical under the circumstances, prompt notice of such disclosure; or (ii) disclosure or use of Confidential Information two (2) years after the date of this Agreement.

                         CERTAIN RIGHTS AND LIMITATIONS

         3.1 All Confidential Information shall remain the property of Discloser. The provision of Confidential Information hereunder shall not transfer any right, title or interest in such information to Recipient. Discloser does not grant any express or implied right to Recipient to or under Discloser's patents, copyrights, trademarks, trade secret information or other proprietary rights.

         3.2 Each party agrees to adhere to all applicable laws and regulations relating to the export of technical data.

         3.3 It is understood that the parties hereto and their Associated Persons may have performed, and may continue to perform, independent development relating to the matters described under "Description of Confidential Information" in Schedule A. The parties hereto agree that neither this Agreement nor the receipt of any Confidential Information shall limit either party's (or its Associated Persons') independent development or marketing of products or services involving technology or ideas similar to those disclosed, nor will this Agreement or the receipt of Confidential Information prevent either party from undertaking similar efforts or discussions with third parties.

         3.4 This Agreement imposes no obligations on either party to purchase, sell, license, transfer or otherwise transact in any technology, services or products. This Agreement does not create any agency or partnership relationship between the parties hereto.

                                    REMEDIES

         4.1 Upon Discloser's reasonable request, Recipient agrees to use good faith efforts to return promptly to Discloser all Confidential Information that is in writing and in the possession of Recipient and to certify the return or destruction of all Confidential Information, provided that Recipient may retain a summary description of Confidential Information for the purpose of fulfilling its obligations hereunder.

         4.2 Recipient agrees that monetary damages may not be an adequate remedy for improper disclosure or use of Confidential Information, that Discloser shall be entitled to seek upon breach of this contract, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction, without waiving any other right or remedy.

                                  MISCELLANEOUS

         5.1 By sending written notice to the other party specifying its desire not to receive further information hereunder, either party hereto shall terminate its obligations hereunder with respect to information furnished by either party on and after the fifth calendar day after the weekday on which such other party receives such notice (such fifth calendar day being the "Termination Date"). Such notice shall be effective only as to information received on or after the Termination Date, shall not be effective as to any information received prior to the Termination date and shall not affect any rights or obligations of the parties hereto with respect to information received prior to the Termination Date.

         5.2 The Counterparty agrees that the obligations of either party arising under (or relating to) this Agreement shall be without recourse to any partner of either party, any controlling person thereof and any successor to any such partner or person, and no such partner, controlling person or successor shall have any liability in such capacity for the obligations of either party. For the avoidance of doubt, each such partner, controlling person and successor is a third party beneficiary of this Agreement.

         5.3 Except where expressly indicated otherwise, the words "written" or "in writing" shall include, but not be limited to, written or printed documents, electronic and facsimile transmissions and computer disks or tapes (whether machine or user readable).

         5.4 If any provision of this Agreement is held invalid, illegal or unenforceable by a court of competent jurisdiction it shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         5.5 No amendment or alteration of the terms of this Agreement shall be effective unless made in writing and executed by both parties hereto.

         5.6 A failure or delay in exercising any right in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right will not be presumed to preclude any subsequent or further exercise of that right or the exercise of any other right. Any modification or waiver of any provision of this Agreement shall not be effective unless made in writing. Any such waiver shall be effective only in the specific instance and for the purpose given.

         5.7 This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts-of-law principles.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized signatories.

LCI INTERNATIONAL MANAGEMENT SERVICES, INC.       JUNO ONLINE SERVICES, L.P.
          ("Counterparty")

By:  /s/  JAMES ERICKSON                          By: /s/ CHARLES ARDAI
   -------------------------------                   --------------------------


Name: JAMES ERICKSON                              Name:  CHARLES ARDAI
   -------------------------------                   --------------------------


Title: SR. MANAGER                                Title: PRESIDENT
   -------------------------------                   --------------------------


Date:     3-28-97                                 Date:   3-28-97
   -------------------------------                   --------------------------


ADDRESS FOR NOTICES TO DISTRIBUTOR:               ADDRESS FOR NOTICES TO JUNO:

LCI International Worldwide Telecommunications    Juno Online Services, L.P.
LCI International                                 Tower 45, 39th Floor
8180 Greensboro                                   120 West 45th Street
8th Floor                                         New York, New York 10036
McLean, Virginia 22102                            Attention:  President
Attention:  Mr. Jim Erickson
                                                  with a copy of any written
                                                  notice to:

                                                  Juno Online Services, L.P.
                                                  Tower 45, 39th Floor
                                                  120 West 45th Street
                                                  New York, New York  10036
                                                  Attention:  Legal Department

SCHEDULE A
DESCRIPTION OF CONFIDENTIAL INFORMATION

Disclosed by Counterparty:

terms and conditions of agreement between Juno and/or its affiliated entities and Counterparty, including all documents referenced thereunder; terms and conditions of any agreements between Counterparty and online service providers other than Juno; plans for online business; and plans for forthcoming business promotions.

Disclosed by Juno

plans for on-line business, financial results, financial condition, financial projections or other financial information concerning such plans or such business (including without limitation projected profits, projected costs, expected sources and methods of financing and information concerning rates and costs of customer acquisition and retention), descriptions of such business (including without limitation features of any product or service and details of implementation of any such business (including without limitation all algorithms, computer programs, processes or formulas that relate to development process, data flow, computer and network security, authentication, logging, accounting, and distribution).